                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    MARCH 4, 1997
                                                  ------------------------------

                                TRANSMATION, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        OHIO                             0-3905                16-0874418
--------------------------------------------------------------------------------
  (State or other jurisdiction        (Commission            (IRS Employer
        of incorporation)             File Number)          Identification No.)


10 VANTAGE POINT DRIVE, ROCHESTER, NEW YORK                        14624
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code  (716) 352-7777
                                                    ----------------------------
--------------------------------------------------------------------------------

         (Former name or former address, if changed since last report.)

ITEM 5.        OTHER EVENTS.

On March 4, 1997, the Registrant issued the following press release:

        TRANSMATION, INC. ANNOUNCES AGREEMENT TO ACQUIRE SALES
        AND SERVICE DIVISIONS OF E.I.L. INSTRUMENTS, INC. FOR APPROXI-MATELY $22 MILLION

        ACQUISITION WOULD BRING TRANSMATION'S ANNUALIZED SALES VOLUME TO APPROXIMATELY $100 MILLION

        ROCHESTER, NY.....March 4, 1997.....Transmation, Inc. (NASDAQ National
        Market:TRNS) announced today that it has signed a definitive purchase agreement to acquire certain assets of E.I.L. Instruments, Inc., a privately held corporation headquartered in Baltimore, Maryland. The acquisition purchase price of approximately $22,000,000 would be financed entirely with senior bank debt. Assets to be acquired are the sales and service division of E.I.L., which comprises its test and measurement equipment distribution business, its repair and calibration business and its value added and meter modification business. The definitive agreement is subject to various conditions, including satisfactory completion of due diligence by Transmation and its lender. Assuming satisfaction of all conditions, the acquisition is expected to be finalized in the early part of April 1997.

        The acquisition of E.I.L., a $44,000,000 business-to-business distributor of industrial products and calibration and repair services, would bring Transmation's total annual sales volume to nearly $100,000,000 and establish the company as a major participant in the distribution, service and manufacture of test, measurement and calibration instrumentation.

        "In the past, E.I.L. aggressively competed in several major market areas with Transmation's Transcat Division," said Mr. Robert G. Klimasewski, President. "We are looking forward to integrating the E.I.L. product distribution business within Transcat and taking advantage of the 15 service locations and large customer base which E.I.L. has in the U.S. and Canada." "Also important," said Mr. Klimasewski, "E.I.L. has many very capable employees who would make significant contributions to the newly combined businesses and further enhance the acquisition."

        The release contains forward looking statements which are subject to various risks and uncertainties. The company's actual results could differ from those anticipated in such forward looking statements as a result of numerous factors which may be beyond the company's control.

        Transmation, Inc. is a leading business-to-business distributor (primarily through catalogs), servicer and manufacturer of test, measurement and calibration instrumentation used in the monitoring and maintenance of industrial processes.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                         TRANSMATION, INC.


Date: March 6, 1997                               By: /s/ John A. Misiaszek
      --------------------------                      ---------------------
                                                      John A. Misiaszek
                                                      Vice President - Finance

                              INDEX TO EXHIBITS


(1)     UNDERWRITING AGREEMENT

        Not Applicable.

(2)     PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR
        SUCCESSION

        Not Applicable.

(4)     INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
        INDENTURES

        Not Applicable.

(16)    LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

        Not Applicable.

(17)    LETTER RE DIRECTOR RESIGNATION

        Not Applicable.

(21)    OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

        Not Applicable.

(24)    CONSENTS OF EXPERTS AND COUNSEL

        Not Applicable.

(25)    POWER OF ATTORNEY

        Not Applicable.

(27)    FINANCIAL DATA SCHEDULE

        Not Applicable.

(99)    ADDITIONAL EXHIBITS

        None.